Exhibit (a)(1)(M)

Login Page:

Acknowledgment of Offer to Exchange

Landing View:

Collapsed view showing all awards:

Making a selection #1:

Making a selection #2

All selections made:

Confirmation page:

Clicking “Print Confirmation Page”

AwardTraq EXCHANGE
POWERED BY EQUITY METHODS

LOG IN

Username / Email

Password

Log in

Forgot your Password?

Click here to reset your password.

Or log in using:

Single Sign On (SSO)

Please use Single Sign-On (SSO) login above if enabled for your organization.

Otherwise, please log in using your AwardTraq credentials.

If you are unsure which to use, please contact the AwardTraq administrator.

Below is a list of your current stock options.

Click on each stock option grant to see the available exchange choices.

Grant Date: 3/7/2022 **Award Type:** NQ

Your current stock options:

Exp Date: 3/7/2032 | Strike Price: $14.82 | Total Options: 2,366

Your exchange choices:

○ **Keep your current stock options**

Your stock options will remain the same.

○ **Exchange for new at-the-money stock options**

Exp Date: 5/20/2031 | Strike Price: TBD | Total Options: 1,314

Next > >

Grant Date: 11/6/2023 **Award Type:** NQ

Grant Date: 3/4/2024 **Award Type:** NQ

Grant Date: 3/7/2022 Award Type: NQ

Your current stock options:

Exp Date: 3/7/2032 | Strike Price: $14.82 | Total Options: 2,366

Your exchange choices:

- (•) **Keep your current stock options**

Your stock options will remain the same.

Your tranches:

Current	
Vest Date	Options
03/07/2023	780
06/07/2023	198
09/07/2023	198
12/07/2023	198
03/07/2024	198
06/07/2024	198
09/07/2024	198
12/07/2024	198
03/07/2025	200

- ( ) **Exchange for new at-the-money stock options**

Exp Date: 5/26/2031 | Strike Price: TBD | Total Options: 1,314

Grant Date: 11/6/2023 Award Type: NQ

Your current stock options:

Exp Date: 11/6/2033 | Strike Price: $19.93 | Total Options: 6,658

Your exchange choices:

○ **Keep your current stock options**

Your stock options will remain the same.

● **Exchange for new at-the-money stock options**

Exp Date: 5/26/2031 | Strike Price: TBD | Total Options: 3,698

Your tranches:

Current	
Vest Date	Options
11/06/2024	2,222
02/06/2025	554
05/06/2025	554
08/06/2025	554
11/06/2025	554
02/06/2026	554
05/06/2026	554
08/06/2026	556
11/06/2026	556

New	
Vest Date	Number Of Instruments
5/26/2027	3,390
5/26/2028	308

Thank You!

Your elections have been submitted successfully!

We sent you a confirmation email [Your Email Here]

Revisit my elections | Resend confirmation email | Print confirmation page

Grant Date: 3/7/2022 **Award Type:** NQ

Your current stock options:

Exp Date: 3/7/2032 | Strike Price: $14.82 | Total Options: 2,366

Your exchange election:

Exchange for new at-the-money stock options

Exp Date: 5/26/2031 | Strike Price: TBD | Total Options: 1,314

Your tranches:

Current	
Vest Date	Options
03/07/2023	780
06/07/2023	198
09/07/2023	198

New	
Vest Date	Number Of Instruments
5/26/2027	1,314

AwardTraq EXCHANGE

Elections Summary

Grant Date: 3/7/2022 **Award Type:** NQ

Your current stock options:

Expiration Date:	3/7/2032	**Strike Price:**	$14.92	**Total Options:**	2,366

Your exchange elections:

Exchange for new at-the-money stock options

Expiration Date:	3/7/2032	**Strike Price:**	TBD	**Total Options:**	1,314

Your tranches:

Current	
Vest Date	**Options**
3/7/2023	780
6/7/2023	198
9/7/2023	198
12/7/2023	198
3/7/2024	198
6/7/2024	198
9/7/2024	198
12/7/2024	198
3/7/2025	200

New	
Vest Date	**Number Of Instruments**
5/26/2027	1,314